Exhibit o(iii) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints the President, Secretary, and Assistant Secretary of MARSHALL FUNDS, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 TITLE                                     DATE

/S/JOHN M. BLASER          President and Director               June 15, 1999
John M. Blaser

/S/DAVID W. SCHULZ         Director                             June 15, 1999
David W. Schulz

/S/ANN K. PEIRICK          Treasurer (Prinicpal                 June 15, 1999
Ann K. Peirick             Financial and Accounting
                           Officer)

Sworn to and subscribed before me June 15th, 1999

/S/JOHN M. LHUSH
John M. Lhush
Notary Public

State of Wisconsin, Milwaukee County
My commission expires:  April 7, 2002



SIGNATURES                                  TITLE                   DATE

/S/JOHN DEVINCENTIS                         Director            June 17, 1999
John DeVincentis

Sworn to and subscribed before me on June 17, 1999

/S/SANDRA L. WAGNER
Sandra L. Wagner


Notary Public
State of Wisconsin, Racine County
My commission expires:  November 10, 2002



SIGNATURES                                  TITLE                  DATE
/S/DUANE E. DINGMANN                        Director          June 21, 1999
Duane E. Dingmann

Sworn to and subscribed before me on June 21, 1999

/S/PAMELA J. KOZUCH
Pamela J. Kozuch
Notary Public


State of Wisconsin, Eau Claire County
My commission expires:  August 26, 2001

SIGNATURES                                  TITLE                  DATE
/S/JAMES MITCHELL                           Director          June 28, 1999
James Mitchell

Sworn to and subscribed before me on June 21, 1999

/S/SANDRA A. ARMESON
Sandra A. Armeson
Notary Public

State of Wisconsin, Milwaukee County
My commission expires:  June 3, 2001

SIGNATURES                              TITLE                     DATE

/S/BARBARA J. POPE                     Director             June 30, 1999

Barbara J. Pope
Sworn to and subscribed before me on June 30, 1999


/S/SONSIARAE HADLEY
Sonsiarae Hadley
Notary Public
State of Illinois, Cook County

My commission expires:  October 13, 1999